SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                             ______________


                                FORM 8-K/A

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  March 31, 1996



                           TRIARC COMPANIES, INC.
            (Exact name of registrant as specified in charter)



STATE OF DELAWARE                   1-2207                 38-0471180
(State or other                   (Commission             (IRS Employer
jurisdiction of                   File Number)          Identification No.)
incorporation)



900 THIRD AVENUE, NEW YORK, NY                         10022
 (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code (212) 230-3000



                        NOT APPLICABLE
(Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS.

          On March 31, 1996, in connection with the sale (the "Graniteville Sale") of substantially all the assets of Graniteville Company ("Graniteville"), an indirect, wholly-owned subsidiary of the Registrant, to Avondale Mills, Inc. ("Avondale"), C.H. Patrick & Co., Inc. ("Patrick"), also an indirect, wholly-owned subsidiary of the Registrant, entered into a Supply Agreement with Avondale. The terms of the Supply Agreement disclosed in the Registrant's Form 10-K for the year ended December 31, 1995 are supplemented by the information provided below:

          Patrick develops, manufactures and markets dyes and specialty chemicals, primarily to the textile industry. During both the twelve month period ended February 28, 1993 and the eight month period from March 1, 1993 through October 31, 1993, approximately 57% of Patrick's sales were to non-affiliated manufacturers, and 43% were to Graniteville. During each of 1994 and 1995 approximately 59% of Patrick's sales were to non-affiliated manufacturers and 41% were to Graniteville. Patrick's sales to third parties have increased at a compounded annual rate of 6.8% over the last three calendar years. The Registrant's management believes that Patrick has earned a reputation for producing high quality, innovative dyes and specialty chemicals.

          Patrick processes dye presscakes and other basic materials to produce and sell indigo, vat, sulfur and disperse liquid dyes, as well as disperse, direct and aluminum powder dyes. The majority of Patrick's dye products are used in the continuous dyeing of cotton and polyester/cotton blends. Patrick also manufactures various textile softeners, surfactants, dyeing auxiliaries and permanent press resins, as well as several acrylic polymers used in textile finishing as soil release agents.

          In connection with the Graniteville Sale, Patrick and Avondale have entered into the Supply Agreement, pursuant to which Patrick expects to begin shortly supplying to the combined Graniteville/Avondale textile operations certain of its dyes and chemicals. However, Patrick's right to supply Avondale is conditioned upon certain bidding procedures which could result in Avondale purchasing the products from another seller. The Supply Agreement became effective upon the closing of the Graniteville Sale on April 29, 1996.

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                                                                        3

          In August 1994, Patrick acquired a minority interest in Taysung Enterprise Company, Ltd., ("Taysung") a Taiwanese manufacturer of dyes and chemicals. Patrick also obtained exclusive distribution rights in North, Central and South American for Taysung products for a period of five years. In 1995, C.H. Patrick wrote off its investment in Taysung.


Item 7.   FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       Exhibits:


    Exhibit Number
(Referenced to Item 601
  of Regulation S-K)
                                           DESCRIPTION OF EXHIBIT

        2 Asset Purchase Agreement dated as of March 31, 1996 by and among the Registrant, Avondale Mills, Inc., Avondale Incorporated and Graniteville Company.
       10 Supply Agreement dated as of March 31, 1996 by and between Avondale Mills, Inc. and C.H. Patrick & Co., Inc. -- Confidential treatment has been requested for portions of the Supply Agreement.
      99.1                Registrant's press release, dated April 1, 1996.




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                                                                           4


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 1996

                           TRIARC COMPANIES, INC.


                           By: /s/ BRIAN L. SCHORR
                              ---------------------
                             Brian L. Schorr
                             Executive Vice President
                               and General Counsel


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                                                                     5



                              EXHIBIT INDEX



Exhibit number
(Referenced to                                       Page Number in Rule 0-3(b)
Item 601 of                                          sequential numbering system
Regulation S-K)                                      where Exhibit can be found
- ---------------                                      ---------------------------
                      DESCRIPTION OF EXHIBIT

       2         Asset Purchase Agreement dated as of March            6
                 31, 1996 by and among the Registrant,
                 Avondale Mills, Inc., Avondale
                 Incorporated and Graniteville Company.

      10         Supply Agreement dated as of March 31,
                 1996 by and between Avondale Mills, Inc.
                 and C.H. & Patrick Co., Inc. --
                 Confidential treatment has been requested for portions of the Supply Agreement.

     99.1        Registrant's press release, dated April 1,
                 1996.